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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated March 1, 1996 in Amendment No. 1 to the Registration Statement (Form S-1) and the related prospectus of SenDx Medical, Inc. for the registration of shares of its common stock.



    We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 1996 of Medical Sensors in Amendment No. 1 to the Registration Statement (Form S-1) and the related prospectus of SenDx Medical, Inc.


                                          ERNST & YOUNG LLP


San Diego, California
June 13, 1996


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THE FOREGOING CONSENT IS IN THE FORM THAT WILL BE SIGNED UPON COMPLETION OF  THE
CHANGES IN CAPITALIZATION DESCRIBED IN NOTE 8 TO THE FINANCIAL STATEMENTS.


San Diego, California
June 13, 1996